Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-194106 on Form S-11 of ETRE REIT, LLC of our report dated April 28, 2014 relating to the combined balance sheet of ETRE REIT, LLC appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

New York, NY

May 1, 2014